EXHIBIT 99.2

                             UNIFORCE SERVICES, INC.

                            415 Crossways Park Drive
                            Woodbury, New York 11797

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                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

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To the Shareholders of Uniforce Services, Inc.

     Please take notice that a Special Meeting of Uniforce Services, Inc., a New York corporation (the "Company"), will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York on ____________________, 1997 at 10:00 A.M. for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of August 13, 1997 (the "Merger Agreement") among the Company, COMFORCE Corporation ("COMFORCE"), a Delaware corporation, and COMFORCE Columbus, Inc. ("Subsidiary"), a newly formed New York corporation and wholly-owned subsidiary of COMFORCE, which provides for the merger of Subsidiary with and into the Company with the Company to be the surviving corporation and a wholly-owned subsidiary of COMFORCE.

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The  Merger  Agreement  and  the  transactions   contemplated  thereby  are
described more fully in the accompanying Prospectus/Proxy Statement to which a copy of the Merger Agreement is attached as Appendix A.

     The Board of Directors has fixed the close of business on _________________, 1997 as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.



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     YOU ARE EARNESTLY  REQUESTED,  WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE
MEETING, THE MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

     You may revoke your proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the proxy and vote your own shares.


                                   By Order of the Board of Directors,

                                   DIANE J. GELLER,
                                   Secretary

Woodbury, New York
_________________, 1997